                                                                    EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the inclusion in this Registration Statement on Form S-1 of our report dated January 31, 1996, with respect to Note F, February 13, 1996, on our audit of the financial statements of N2K Inc. as at December 31, 1995 and for the period beginning March 7, 1995 (date of inception) through December 31, 1995. We also consent to the reference to our firm under the caption "Experts".

Richard A. Eisner & Company, LLP

New York, New York
June 18, 1996

                                        /s/  Richard A. Eisner & Company, LLP